                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-79499
                     Zero Coupon Convertible Preferred Stock CUSIP No. 65332V863





                           NEXTEL COMMUNICATIONS, INC.


                   PROSPECTUS SUPPLEMENT DATED FEBRUARY 28, 2000
                       TO PROSPECTUS DATED AUGUST 16, 1999

         The selling stockholders table on pages 24-25 of the prospectus, as amended, is hereby further amended to update the information regarding the following entity in the prospectus and its respective number of shares of zero coupon convertible preferred stock, common stock issued upon conversion of the zero coupon convertible preferred stock or common stock issued as liquidated damages, as the case may be.



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


                                            PREFERRED STOCK                           COMMON STOCK
                                 ------------------------------------    -------------------------------------

                                 NUMBER OF SHARES    NUMBER OF SHARES    NUMBER OF SHARES     NUMBER OF SHARES
 NAME OF SELLING STOCKHOLDER          OWNED              OFFERED              OWNED               OFFERED
                                      -----              -------              -----               -------

TRITON CAPITAL INVESTMENTS LTD.      35,400              35,400                 0                    0


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